Exhibit 32.2
Certification of Chief Financial Officer
Pursuant to 18 U.S.C. Section 1350,
as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
In connection with the Annual Report of CNX Midstream Partners LP (the “Partnership”) on Form 10-K for the year ended December 31, 2018 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Donald W. Rush, Chief Financial Officer of CNX Midstream GP LLC, the general partner of the Partnership, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”); and

(2)
The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Partnership as of the dates and for the periods expressed in the Report.

Dated: February 7, 2019	/s/ Donald W. Rush
Donald W. Rush
Chief Financial Officer
CNX Midstream GP LLC (the general partner of the Partnership)

This certification has not been, and shall not be deemed, “filed” with the Securities and Exchange Commission and is not to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act (whether made before or after the date of the Form 10-K), irrespective of any general incorporation language contained in such filing. A signed original of this written statement required by Section 906 has been provided to the Partnership and will be retained and furnished to the Securities and Exchange Commission or its staff upon request.